                                                                   Exhibit 10(l)









                          LOAN AND SERVICING AGREEMENT


                          dated as of December 22, 2000



                                      among




                              AFC AIM CORPORATION,

                                  as Borrower,




                         AUTOMOTIVE FINANCE CORPORATION,

                                  as Servicer,



                                       and



                                BANK OF MONTREAL,

                                    as Lender

                                TABLE OF CONTENTS

                                                                            PAGE

                                   ARTICLE I.

                                     LOANS

Section 1.1.  Commitments to Lend; Limits on Lender's Obligations..............1
Section 1.2.  Making Loans; Borrowing Procedures...............................2
Section 1.3.  Grant of Security Interest.......................................2
Section 1.4.  Settlement Procedures............................................2
Section 1.5.  Fees.............................................................5
Section 1.6.  Payments and Computations, Etc...................................5
Section 1.7.  Increased Costs..................................................5
Section 1.8.  Additional Interest on Loans Bearing Interest Based on
              Cost of Funds....................................................6
Section 1.9.  Requirements of Law..............................................6
Section 1.10. Inability to Determine Cost of Funds.............................8
Section 1.11. Funding Losses...................................................9

                                   ARTICLE II.

                                    THE NOTE
Section 2.1.  Note.............................................................9
Section 2.2.  Interest on Loans................................................9
Section 2.3.  Repayments and Prepayments......................................10
Section 2.4.  General Procedures..............................................10
Section 2.5.  Reduction in Facility Limit.....................................10
Section 2.6.  Characterization of Note........................................11

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 3.1.  Representations and Warranties; Covenants.......................11
Section 3.2.  Events of Default; Remedies.....................................11

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE

                                  ARTICLE IV.

                                INDEMNIFICATION

Section 4.1.  Indemnities by the Borrower.....................................10
Section 4.2.  Indemnities by Servicer.........................................12

                                   ARTICLE V.

                         ADMINISTRATION AND COLLECTIONS

Section 5.1.  Appointment of Servicer.........................................13
Section 5.2.  Duties of Servicer..............................................14
Section 5.3.  Establishment and Use of Collection Account.....................14
Section 5.4.  Enforcement Rights..............................................15
Section 5.5.  Servicing Fee...................................................16

                                   ARTICLE VI.

                                  MISCELLANEOUS

Section 6.1.  Amendments, Etc.................................................16
Section 6.2.  Notices, Etc....................................................16
Section 6.3.  Assignability...................................................16
Section 6.4.  Costs, Expenses and Taxes.......................................17
Section 6.5.  Confidentiality.................................................17
Section 6.6.  GOVERNING LAW AND JURISDICTION..................................18
Section 6.7.  Execution in Counterparts.......................................18
Section 6.8.  Survival of Termination.........................................18
Section 6.9.  WAIVER OF JURY TRIAL............................................18
Section 6.10. Entire Agreement................................................19
Section 6.11. Headings........................................................19

EXHIBIT I     DEFINITIONS....................................................I-1
EXHIBIT II    CONDITIONS PRECEDENT TO LOANS.................................II-1
EXHIBIT III   REPRESENTATIONS AND WARRANTIES...............................III-1
EXHIBIT IV    COVENANTS.....................................................IV-1

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE

EXHIBIT V     EVENTS OF DEFAULT..............................................V-1
EXHIBIT VI    PORTFOLIO CERTIFICATE.........................................VI-1

SCHEDULE I    TRADE NAMES....................................................I-1
SCHEDULE II   TAX MATTERS...................................................II-1

ANNEX A       FORM OF BORROWING NOTICE

                          LOAN AND SERVICING AGREEMENT

        This LOAN AND SERVICING AGREEMENT, dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT") among AFC AIM CORPORATION, an Indiana corporation, as borrower (the "BORROWER"), AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation ("AFC"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "SERVICER") and BANK OF MONTREAL, CHICAGO BRANCH, as lender (together with its successors and permitted assigns, the "LENDER").

                             PRELIMINARY STATEMENTS

        Certain terms that are capitalized and used throughout this Agreement are defined in EXHIBIT I to this Agreement. References in the Exhibits hereto to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

        1. Borrower has purchased and will purchase from time to time Receivables and certain related assets.

        2. Borrower intends to finance the Receivables by borrowing Loans from the Lender. Borrower has requested Lender, and Lender has agreed, subject to the terms and conditions contained in this Agreement, to make Loans to Borrower from time to time during the term of this Agreement, which Loans will be secured by such Receivables and other Collateral.

        3. AFC has been requested, and is willing, to act as the Servicer with respect to the Receivables.

        In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I.

                                      LOANS

        Section 1.1. COMMITMENTS TO LEND; LIMITS ON LENDER'S OBLIGATIONS. Upon the terms and subject to the conditions of this Agreement, from time to time prior to the Termination Date, Borrower may request that Lender make loans to Borrower secured by the Collateral (each, a "LOAN") and Lender shall make such Loans; PROVIDED that no Loan shall be made by Lender if, after giving effect thereto, the then Total Outstanding Principal would exceed the Facility Limit.

        Section 1.2. MAKING LOANS; BORROWING PROCEDURES.

        (a) NOTICE OF BORROWING. Each Loan hereunder shall be made upon the Borrower's irrevocable written notice, substantially in the form of ANNEX A (a "BORROWING NOTICE"), delivered to the Lender in accordance with SECTION 6.2 (which notice must be received by the Lender prior to 12:00 a.m., Chicago time) on or before the requested Financing Date, which notice shall specify (A) the amount requested to be borrowed by the Borrower (which amount shall be $1,000,000 or in integral $100,000 multiples thereof), and (B) the date of such Loan (which shall be a Business Day).

        (b) FUNDING OF LOAN. On the date of each Loan, upon satisfaction of the applicable conditions set forth in ARTICLE II, Lender shall make available to Borrower in same day funds by depositing such funds into the Borrower's Account. No Loan shall be made in an amount to exceed the Borrowing Base on such Financing Date.

                The "BORROWING BASE" means, as of any Financing Date, with respect to the Financed Vehicle Pool to be financed by a Loan on such date, the sum of (i) 60% of the aggregate Black Book Value of such Financed Vehicle Pool as of such date, MINUS the Adjustment Amount, and
        (ii) the Credit Account Adjustment Amount.

                The "ADJUSTMENT AMOUNT" means, as of any Financing Date, with respect to the Financed Vehicle Pool to be financed by a Loan on such date, (i) so long as no Trigger Event has occurred, zero, and (ii) following the occurrence of a Trigger Event, an amount equal to the product of (x) aggregate Black Book Value of such Financed Vehicle Pool as of such date, and (y) the largest percentage by which the Black Book Value of any Eligible Vehicle Model as of such date is less than the Maximum Black Book Value for such Eligible Vehicle Model.

                "TRIGGER EVENT" means, at any time, that the Black Book Value of any Eligible Vehicle Model as of such date is less than the Maximum Black Book Value of such Eligible Vehicle Model by more than 12.5%.

                "CREDIT ACCOUNT ADJUSTMENT AMOUNT" means, as of any Financing Date, an amount which is equal to the lesser of (i) 15% of the aggregate Black Book Value of such Financed Vehicle Pool as of such date and (ii) the Credit Account Balance as of such Financing Date.

        Section 1.3. GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a first priority, continuing lien and security interest in all right, title and interest of Borrower in, to and under the Collateral, whether now owned or hereafter acquired or existing. Such lien and security interest shall secure all of Borrower's obligations (monetary or otherwise) hereunder and under the other Transaction Documents, including, without limitation, the payments on the Note, the payment of Fees and all Indemnified Amounts and the obligation to turn over all Collections to the Servicer or the Lender for deposit into the Collection Account. The Lender hereby accepts the foregoing grant of a security interest in the Collateral.

        Section 1.4. SETTLEMENT PROCEDURES. (a) Collection of the Receivables shall be administered by the Servicer in accordance with the terms of this Agreement, the Isuzu Loan Documents and the other Transaction Documents. The Borrower shall provide to the Servicer (if other than the Borrower) on a timely basis all information needed for such administration.

        (b) DEPOSIT OF COLLECTIONS. The Servicer shall segregate and hold all Collections in trust for the benefit of the Borrower and the Lender and, within one Business Day of the receipt (or deemed receipt) of Collections of Receivables by the Borrower or Servicer, deposit such Collections into the Collection Account.

        (c)     EXCESS SALES PROCEEDS.

                (i) So long as no Isuzu Event of Default shall have occurred and be continuing, the Servicer shall forward all Excess Sales Proceeds received in the Collection Account to the Obligor in accordance with
        Section 2.5 of the Promissory Note and Security Agreement.

                (ii) In the event that an Isuzu Event of Default shall have occurred and be continuing, the Servicer shall retain any Excess Sales Proceeds received in the Collection Account to the extent permitted under the Isuzu Loan Document and shall apply such Excess Sales Proceeds in accordance with the priority of payments set forth in SUBSECTION (d) below.

                (iii) "EXCESS SALES PROCEEDS" means the excess, if any, of (i) the amount of the aggregate net sales proceeds from the sale or other disposition of a Batch of Financed Vehicles, over (ii) the aggregate amount of the Advances related to such Financed Vehicles (to the extent not prepaid under Section 2.5 of the Promissory Note and Security Agreement or otherwise). For purposes hereof, a "BATCH" of Financed Vehicles is a group of Financed Vehicles sold or otherwise disposed of at a single auction site (or other sale site) on a single day, the individual net sales proceeds with respect to which are permitted to be netted in accordance with the agreement of AFC and the Obligor.

        (d) PAYMENT DATE PROCEDURES. Amounts on deposit on any Payment Date in the Collection Account representing Collections received during or with respect to the related Collection Period shall be withdrawn from the Collection Account on such Payment Date, in the amounts required, and applied in the following order of priority:

                FIRST, to the Obligor, any Excess Sales Proceeds received in the Collection Account which the Obligor is entitled to receive pursuant to SUBSECTION (c)(i) above, but which have not yet been distributed to the Obligor;

                SECOND, to the Servicer, to the extent of available funds, the amount of the accrued and unpaid Servicing Fee, including any past due Servicing Fee;

                THIRD, to the Collection Account Bank, to the extent of available funds, any fees, charges or other expenses incurred by the Borrower in connection with the establishment or maintenance of the Collection Account;

                FOURTH, to the Lender, to the extent of available funds, all accrued and unpaid interest on all outstanding Loans,including any past due interest;

                FIFTH, to the Lender, to the extent of available funds, as a repayment of principal on the Loans, the sum of:

                        (i)  the Mandatory Principal Repayment Amount, and

                        (ii) the amount of any  prepayment  of  principal on the
                Loans that the Borrower has elected to make on such Payment Date in accordance with SECTION 2.3(a) below.

                        "MANDATORY PRINCIPAL REPAYMENT AMOUNT" means

                        (a) on any Payment Date prior to the occurrence of an Event of Default, the sum of:

                                (x) the aggregate Lender Financed Amount of all Financed Vehicles (A) which were sold or otherwise disposed of, or which suffered a Casualty, during the related Collection Period or (B) as to which a prepayment of principal was made by the Obligor under
                        Section 2.5 of the Promissory Note and Security Agreement during such Collection Period,

                                (y) the aggregate AFC Financed Amount of all Financed Vehicles (A) which were sold or otherwise disposed of, or which suffered a Casualty, during the related Collection Period or (B) as to which a prepayment of principal was made by the Obligor under
                        Section 2.5 of the Promissory Note and Security Agreement during such Collection Period, and

                                (z)     the   amount  of  any   prepayment   of
                        principal required under SECTION 2.3(b) following a reduction in the Facility Limit pursuant to SECTION 2.5 during such Collection Period (after giving effect to any other distributions of principal to occur on such Payment Date),

                        PROVIDED, HOWEVER, that the Mandatory Principal Repayment Amount distributed on any Payment Date pursuant to this CLAUSE (a) shall not exceed the Total Outstanding Principal on such Payment Date (after giving effect to any other distributions of principal to occur on such Payment Date);

                        and

                        (b) on any Payment Date following the occurrence of an Event of Default, an amount which is equal to the Total Outstanding Principal on such Payment Date (after giving effect to any other distributions of principal to occur on such Payment
                Date);

                SIXTH, to the Lender or any Affected Person, Indemnified Party or other Person to whom any other amount is due hereunder, to the extent of available funds, the amount due to such party or parties on a pro rata basis.

        (e) PAYMENT OF UNCOLLECTED AMOUNTS. To the extent that Collections applied pursuant to SUBSECTION (d) above on any Payment Date are insufficient to pay any amount due to the Lender, the Servicer or any other Person hereunder, the Borrower shall pay the amount of any such shortfall to the Person or Persons to whom it is due on such Payment Date.

        (f) FINAL PAYOUT DATE. Any funds remaining in the Collection Account after the Final Payout Date shall be paid to the Borrower.

        (g)     DEEMED COLLECTIONS.  For the purposes of this SECTION 1.4,


                        (i) if on any day the outstanding balance of any Receivable is reduced or adjusted as a result of any adjustment made by AFC, the Borrower or the Servicer, or any setoff or dispute between the Borrower, AFC, the Servicer and the Obligor, the Borrower shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or adjustment;

                        (ii) if on any day any of the representations or warranties in PARAGRAPHS A.(h) or A.(o) of EXHIBIT III is not true with respect to any Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full;

                        (iii) if and to the extent the Lender shall be required for any reason to pay over to the Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Lender, as the case may be, shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

        (h) CREDIT ACCOUNT. Until the distribution of all remaining amounts in the Collection Account pursuant to SECTION 1.4(f), the Borrower (subject to the Lender's audit and approval) shall maintain a book entry account (the "CREDIT ACCOUNT") for the purpose of recording the amount of Collections which represents a credit to the Borrower against which the Borrower can borrow additional amounts hereunder. On any day the balance of the Credit Account (the "CREDIT ACCOUNT BALANCE") shall equal (i) the aggregate amount of all Collections applied to reduce the principal balance of the Loans pursuant to CLAUSE (a)(y) of the definition of "Mandatory Principal Repayment

Amount," MINUS (ii) the amount, determined for each Loan, equal to the amount advanced with respect to such Loan over the amount permitted to be advanced with respect to such Loan without giving effect to CLAUSE (ii) of the definition of "Borrowing Base."

        Section 1.5. FEES. The Borrower shall pay to the Lender certain fees in the amounts and on the dates set forth in a letter dated December 22, 2000 between the Borrower and the Lender (as the same may be amended, amended and restated, supplemented or modified, the "FEE LETTER") delivered pursuant to
SECTION 1 of EXHIBIT II, as such letter agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

        Section 1.6. PAYMENTS AND COMPUTATIONS, ETC. (a) All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than noon (Chicago time) on the day when due in lawful money of the United States of America in same day funds to the Lender's Account. All amounts received after noon (Chicago time) will be deemed to have been received on the immediately succeeding Business Day.

        (b) The Borrower shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Borrower or Servicer to the Lender's Account when due hereunder, at an interest rate equal to 2.0% PER ANNUM above the Base Rate, payable on demand.

        (c) All computations of interest under SUBSECTION (b) above and all computations of fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made no later than the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

        Section 1.7. INCREASED COSTS. (a) If the Lender, any Participant or any of their respective Affiliates (each an "AFFECTED PERSON") determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make a Loan hereunder then, upon demand by such Affected Person (with a copy to the Lender if such Affected Person is not the Lender), the Borrower shall immediately pay to the Lender, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments; PROVIDED that within 30 days of an Affected Party's knowledge of any such circumstance such Affected Party shall notify the Borrower of the same and whether such Affected Party will request that the Borrower indemnify it for such circumstance. A certificate as to such amounts submitted to the Borrower and the Lender by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

        (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in SECTION 1.9) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of funding or maintaining a Loan or portion of a Loan in respect of which interest is computed by reference to the Cost of Funds, then, upon demand by such Affected Person, the Borrower shall immediately pay to such Affected Person, from time to time as specified, additional amounts sufficient to compensate such Affected Person for such increased costs; PROVIDED that within 30 days of an Affected Party's knowledge of any such circumstance such Affected Party shall notify the Borrower of the same and whether such Affected Party will request that the Borrower indemnify it for such circumstance. A certificate as to such amounts submitted to the Borrower by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

        Section 1.8. ADDITIONAL INTEREST ON LOANS BEARING INTEREST BASED ON COST OF FUNDS. The Borrower shall pay to any Affected Person, so long as such Affected Person shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities", additional interest on the Loan during each Interest Period in respect of which interest is computed by reference to the Cost of Funds, for such Interest Period, at a rate per annum equal at all times during such Interest Period to the remainder obtained by subtracting (i) the Cost of Funds for such Interest Period from (ii) the rate obtained by dividing such Cost of Funds referred to in CLAUSE (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period, payable on each date on which interest is payable on the applicable Portion of Investment; PROVIDED that within 30 days of an Affected Party's knowledge of any such circumstance such Affected Party shall notify the Borrower of the same and whether such Affected Party will request that the Borrower indemnify it for such circumstance. Such additional interest shall be determined by the Affected Person and notified to the Borrower through the Lender. A certificate as to such additional interest submitted to the Borrower by the Affected Person shall be conclusive and binding for all purposes, absent manifest error.

        Section 1.9. REQUIREMENTS OF LAW. In the event that any Affected Person determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

                (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Total Outstanding Principal relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, interest or any other amounts payable hereunder (excluding taxes imposed on the overall net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof);

                (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Cost of Funds or the Base Rate hereunder; or

                (iii) does or shall impose on such Affected Person any other condition;

and the result of any of the foregoing is (x) to increase the cost to such Affected Person of making a Loan, or of agreeing to fund or maintain any Loan or
(y) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person the Borrower shall pay such Affected Person any additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Borrower certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive in the absence of manifest error; PROVIDED, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

        Section 1.10. INABILITY TO DETERMINE COST OF FUNDS. In the event that the Lender shall have determined prior to the first day of any Interest Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Interest Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Cost of Funds for such Interest Period or (c) the Cost of Funds determined pursuant hereto does not accurately reflect the cost to the Lender (as conclusively determined by the Lender) of maintaining any Loan during such Interest Period, the Lender shall promptly give telephonic notice of such determination, confirmed in writing, to the Borrower prior to the first day of such Interest Period. Upon delivery of such notice (a) no Loan or portion of a Loan shall be funded thereafter at the Bank Rate determined by reference to the Cost of Funds, unless and until the Lender shall have given notice to the Borrower that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding Loans or portions of a Loan then funded at the Bank Rate determined by reference to the Cost of Funds, such Bank Rate shall automatically be converted to the Bank Rate determined by reference to the Base Rate at the respective last days of the then-current Interest Periods relating to such Loans or portions of a Loan.

        Section 1.11. FUNDING LOSSES. In the event that any Affected Person shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to make or maintain any Loan) as a result of (i) any settlement with respect to any Loan being made on any day other than the applicable Payment Date with respect thereto, or (ii) any Loan not being made in accordance with a request therefor under SECTION 1.2(a), then, within 30 days of written notice from such Affected Person to Borrower, Borrower shall pay to such Affected Person the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

                                   ARTICLE II.

                                    THE NOTE

        Section 2.1. NOTE. The Loans shall be evidenced by a promissory note (as from time to time supplemented, extended, amended or replaced, the "NOTE") in form and substance acceptable to the Lender, dated the date hereof, payable to the order of Lender in the maximum principal amount of $60,000,000 (or, if less, in the aggregate unpaid principal amount of all of the Loans) on the Maturity Date. Principal of the Loans shall be paid from time to time as set forth in SECTION 2.3. The Lender shall record in its records the date and amount of each Loan made hereunder, the interest rate with respect thereto, each repayment thereof, and the other information provided for thereon. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note. The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of Borrower hereunder or under the Note to repay the principal amount of all Loans, together with all interest accruing thereon, as set forth in this Agreement.

        Section 2.2.  INTEREST ON LOANS.

        (a) INTEREST RATES. Each Loan shall accrue interest during each Collection Period at the Bank Rate.

        (b) INTEREST PAYMENT DATES. Interest accrued on each Loan shall be paid, without limitation:

                (i)     on the Maturity Date;

                (ii)    on each Payment Date;

                (iii)   on or before the last day of each Interest Period;

                (iv) on the date of any prepayment, in whole or in part, of the outstanding principal of such Loan pursuant to SECTIONS 2.3(b) to the extent of the amount being prepaid; and

                (v) on the date of the Maturity Date of any Loan which is accelerated pursuant to SECTION 3.2.

        (c) PAYMENT FROM COLLECTION ACCOUNT. Interest may be paid from amounts on deposit in the Collection Account.

        Section 2.3. REPAYMENTS AND PREPAYMENTS. Borrower shall repay in full the unpaid principal amount of each Loan on the Maturity Date. Prior thereto, Borrower:

        (a) may, from time to time on any Business Day with respect to any Loan, make a prepayment, in whole or in part, of the outstanding principal amount of any such Loan; PROVIDED, HOWEVER, that

                (i) all such voluntary prepayments shall require at least one (1) but no more than ten (10) Business Days' prior written notice to the Lender; and

                (ii) all such voluntary partial prepayments shall be in a minimum amount of $1,000,000 and an integral multiple of $100,000, and the Total Outstanding Principal after giving effect to such prepayment shall be not less than $2,000,000;

        (b) shall, on each date when any reduction in the Facility Limit becomes effective pursuant to SECTION 2.5, make a prepayment of the Loans in an amount equal to the excess, if any, of the aggregate outstanding principal amount of the Loans over the Facility Limit as so reduced; and

        (c) shall, immediately upon any acceleration of the Maturity Date of any Loans pursuant to SECTION 3.2, repay such Loans.

        Each such prepayment (i) shall be subject to the payment of any amounts required by Section 1.11 resulting from a prepayment or payment of a Loan prior to the Payment Date with respect thereto, and (ii) may be made from amounts on deposit in the Collection Account.

        Section 2.4. GENERAL PROCEDURES. No outstanding principal shall be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered to the Lender for the purpose of paying such principal. No principal or interest shall be considered paid by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason. No provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

        Section 2.5. REDUCTION IN FACILITY LIMIT. The unused portion of the Facility Limit may be decreased by an amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof upon 10 Business Days' prior written notice by Borrower to the Lender; PROVIDED the Facility Limit shall in no event be less than $10,000,000.

        Section 2.6. CHARACTERIZATION OF NOTE. Borrower and the Lender agree to treat the Note for Federal, state and local income and franchise tax purposes, and for book purposes, as indebtedness only of Borrower.


                                   ARTICLE III.

          REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF DEFAULT

        Section 3.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the Borrower, AFC and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants of such Person, set forth in EXHIBITS III and IV, respectively hereto.

        Section 3.2.  EVENTS OF DEFAULT; REMEDIES.

        (a) OPTIONAL ACCELERATION. Upon the occurrence of any Event of Default set forth in EXHIBIT V hereto (other than an Event of Default described in SUBSECTION (g) of EXHIBIT V), the Lender may declare that the Termination Date has occurred and the unpaid principal amount of the Note to be due and payable immediately, by a notice in writing to Borrower, and upon any such declaration, the Termination Date shall occur and such principal amount shall be immediately due and payable, together with all accrued and unpaid interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

        (b) AUTOMATIC ACCELERATION. Upon the occurrence of an Event of Default described in SUBSECTION (g) of EXHIBIT V, the Termination Date shall occur automatically and the unpaid principal amount of the Note shall automatically become due and payable, together with all accrued and unpaid interest thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

        (c) ADDITIONAL REMEDIES. Upon any acceleration of the Note pursuant to this SECTION 3.2, no Loans thereafter will be made, and the Lender shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws to a secured party, which rights shall be cumulative, including, without limitation, the right to foreclose upon the Collateral and sell all or any portion thereof at public or private sale (and Borrower agrees that, to the extent that notice of such sale is required, notice 10 days (or such lesser period as may be agreed to by the Lender) prior to such sale shall be adequate and reasonable notice for all purposes).

                                   ARTICLE IV.

                                 INDEMNIFICATION

        Section 4.1. INDEMNITIES BY THE BORROWER. Without limiting any other rights that the Lender or any of their respective Affiliates, employees, agents, successors, transferees or assigns (each, an

"INDEMNIFIED PARTY") may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement or other Transaction Documents (whether directly or indirectly) or the funding of the Loans or in respect of any Receivable regardless of whether any such Indemnified Amounts result from an Indemnified Party's negligence or strict liability or other acts or omissions of an Indemnified Party, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, or (b) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof.
Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Borrower shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                (i) the failure of any Financed Vehicle to be an Eligible Vehicle on the related Financing Date, the failure of any information contained in a Portfolio Certificate to be true and correct, or the failure of any other information provided to the Lender with respect to Receivables or this Agreement to be true and correct;

                (ii) the failure of any representation or warranty or statement made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement or any other Transaction Document to have been true and correct in all respects when made;

                (iii)   the  failure  by  the   Borrower  to  comply  with  any
        applicable law, rule or regulation with respect to any Receivable or the Isuzu Loan Documents; or the failure of any Receivable or the related
        Isuzu Loan Documents to conform to any such applicable law, rule or regulation;

                (iv) the failure to vest and maintain vested in the Lender a first priority perfected security interest in the Collateral, free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of the Lender, whether existing at the time any Loan is made hereunder or at any time thereafter;

                (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any item of Collateral, whether at the time of any Loan hereunder or at any subsequent time;

                (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the Isuzu Loan Documents not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to the transaction giving rise to such Receivable or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Borrower or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Borrower or any of its Affiliates);

                (vii) any failure of the Borrower to perform its duties or obligations in accordance with the provisions hereof;

                (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with the Financed Vehicles, other goods, insurance or services that are the subject of or secure any Receivable;

                (ix) the commingling of Collections of Receivables at any time with other funds;

                (x) any investigation, litigation or proceeding related to this Agreement or the funding of the Loans or in respect of any Receivable or other item of Collateral or the Isuzu Loan Documents;

                (xi) any reduction in the Total Outstanding Principal as a result of the distribution of Collections pursuant to SECTION 1.4(d), in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason; or

                (xii) any tax or governmental fee or charge (other than any tax upon or measured by net income or gross receipts), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of funding or maintaining the Loans.

        If for any reason the  indemnification  provided  above in this  SECTION
4.1 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then the Borrower shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law.

        Section 4.2. INDEMNITIES BY SERVICER. Without limiting any other rights which any such person may have hereunder under applicable law, Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts, regardless of whether any such Indemnified Amounts result from an Indemnified Party's negligence or strict liability or other acts or omissions of an Indemnified Party, awarded against or incurred by any of them arising out of or relating to:

                (i) the failure of any Receivable to be an Eligible Receivable as of the related Financing Date, the failure of any information contained in a Portfolio Certificate to be true and correct, or the failure of any other information provided to the Lender with respect to Receivables or this Agreement to be true and correct;

                (ii) any representation or warranty made by AFC under or in connection with any Transaction Document in its capacity as Servicer or any information or report delivered by or on behalf of AFC in its capacity as Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made;

                (iii) the failure by AFC, in its capacity as Servicer, to comply with any applicable law, rule or regulation (including truth in lending, fair credit billing, usury, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) with respect to any Receivable or the Isuzu Loan Documents; or

                (iv) any failure of Servicer to perform its duties, covenants and obligations in accordance with the applicable provisions of this Agreement.

        If for any reason the  indemnification  provided  above in this SECTION
4.2 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then Servicer shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law.


                                  ARTICLE V.

                         ADMINISTRATION AND COLLECTIONS

        Section 5.1. APPOINTMENT OF SERVICER. (a) The servicing, administering and collection of the Receivables shall be conducted by the Person so designated from time to time as Servicer in accordance with this SECTION 5.1. Until the Lender gives notice to the Borrower and the Servicer (in accordance with this SECTION 5.1) of the designation of a new Servicer, AFC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Lender may designate as Servicer any Person (including itself) to succeed the Servicer or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

        (b)     Upon the  designation  of a successor  Servicer  as set forth in
SECTION 5.1(a) hereof, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner which the Lender determines will facilitate the transition of the performance of such activities to the new Servicer, and the Servicer shall cooperate with and assist such new Servicer. Such cooperation shall include (without limitation) access to and transfer of records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Receivables and any Related Security; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary herein, Servicer's grant of a license, further described below, to the Lender or any new Servicer, shall be a limited, non-exclusive, non-transferable, non-assignable, license to access and use (reproduce, transmit, display and perform) the software developed by Servicer commonly known as "COSMOS," residing on

Servicer's server computer commonly known as "AFC1," (or any successor software or hardware used by the Servicer) via either Servicer's, Lender's or such new Servicer's workstations, at the Lender's discretion (the "LICENSED SOFTWARE") solely for the limited purpose of collecting on the Receivables and any Related Security. No license or right to use, reproduce, distribute, display publicly, perform publicly, transmit or create derivative works based upon any of the Licensed Software is granted to either the Lender or any new Servicer, except as expressly provided in this paragraph. Neither Lender nor any new Servicer shall or permit any third party to, translate, reverse engineer, decompile, recompile, update or modify all or any part of the Licensed Software.

        (c) The Servicer acknowledges that, in making their decision to execute and deliver this Agreement, the Lender has relied on the Servicer's agreement to act as Servicer hereunder. Accordingly, the Servicer agrees that it will not voluntarily resign as Servicer.

        (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each, a "SUB-SERVICER"); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Lender for the performance of the duties and obligations so delegated, (iii) the Borrower and the Lender shall have the right to look solely to the Servicer for such performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Lender may terminate such agreement upon the termination of the Servicer in accordance with SECTION 5.1(a) above hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer).

        Section 5.2. DUTIES OF SERVICER. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with this Agreement, the other Transaction Documents (including, without limitation, the Isuzu Loan Documents) and all applicable laws, rules and regulations, with reasonable care and diligence. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Borrower and the Lender in accordance with their respective interests, all records and documents (including without limitation computer tapes or disks) with respect to each Receivable. Notwithstanding anything to the contrary contained herein, the Lender may direct the Servicer to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security; PROVIDED, HOWEVER, that no such direction may be given unless an Event of Default has occurred.

        (b) The Servicer's obligations hereunder shall terminate on the Final Payout Date.

        After such termination, the Servicer shall promptly deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer in connection with this Agreement.

        Section 5.3.  ESTABLISHMENT AND USE OF COLLECTION ACCOUNT.

        (a) The Servicer agrees to establish the Collection Account on or before the date of the first Loan hereunder. The Collection Account shall be used to accept and hold Collections and for such other purposes described in the Transaction Documents.

        (b) The Servicer agrees to transfer ownership and control of the Collection Account to the Borrower on or before the Closing Date. The Borrower agrees that if the Lender so requests it shall grant a valid perfected security interest in the Collection Account to the Lender pursuant to documentation satisfactory to the Lender.

        (c) Any amounts in the Collection Account may be invested by the Collection Account Bank, at Servicer's direction, in Permitted Investments, so long as Lender's interest in such Permitted Investments is perfected in a manner satisfactory to Lender and such Permitted Investments are subject to no Adverse Claims.

        (d) The Lender may following any Event of Default (or an Unmatured Event of Default of the type described in PARAGRAPH (g) of EXHIBIT V) at any time give notice to the Collection Account Bank that the Lender is exercising its rights under the Collection Account Agreement to do any or all of the following: (i) to have the exclusive ownership and control of the Collection Account transferred to the Lender and to exercise exclusive dominion and control over the funds deposited therein and (ii) to take any or all other actions permitted under the Collection Account Agreement. The Borrower hereby agrees that if the Lender at any time takes any action set forth in the preceding sentence, the Lender shall have exclusive control of the proceeds (including Collections) of all Receivables and the Borrower hereby further agrees to take any other action that the Lender may reasonably request to transfer such control. Any proceeds of Receivables received by the Borrower, as Servicer or otherwise, thereafter shall be sent immediately to the Lender. The parties hereto hereby acknowledge that if at any time the Lender takes control of the Collection Account, the Lender shall not have any rights to the funds therein in excess of the unpaid amounts due to the Lender or any other Person hereunder.

        (e) Until the Final Payment Date, no funds may be withdrawn from the Collection Account except in accordance with the terms of this Agreement.

        Section 5.4. ENFORCEMENT RIGHTS. (a) At any time following the occurrence of an Event of Default:

                (i) the Lender may direct the Obligor that payment of all amounts payable under any Receivable be made directly to the Lender or its designee;

                (ii) the Lender may instruct the Borrower or the Servicer to give notice of the Lender's interest in Receivables to the Obligor, which notice shall direct that payments be made directly to the Lender or its designee, and upon such instruction from the Lender, the Borrower or the Servicer, as applicable, shall give such notice at the expense of the Borrower; PROVIDED, that if the Borrower or the Servicer fails to so notify the Obligor, the Lender may so notify the Obligor; and

                (iii) the Lender may request the Borrower or the Servicer to, and upon such request the Borrower or the Servicer, as applicable, shall, (A) assemble all of the records necessary or desirable to collect the Receivables and the Related Security, and transfer or license to any new Servicer the use of all software necessary or desirable to collect the Receivables and the Related Security, and make the same available to the Lender or its designee at a place selected by the Lender, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Receivables in a manner acceptable to the Lender and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Lender or its designee.

        (b) The Borrower hereby authorizes the Lender, and irrevocably appoints the Lender as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the determination of the Lender, to collect any and all amounts or portions thereof due under any and all Receivables or Related Security, including, without limitation, endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Receivables, Related Security and the Isuzu Loan Documents. The Lender shall only exercise the powers conferred by this SUBSECTION (b) after the occurrence of an Event of Default. Notwithstanding anything to the contrary contained in this SUBSECTION (b), none of the powers conferred upon such attorney-in-fact pursuant to this SUBSECTION (b) shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

        Section 5.5. SERVICING FEE. The Servicer shall be paid a fee on each Payment Date, solely through distributions contemplated by SECTION 1.4(d), equal to (a) at any time AFC or an Affiliate of AFC is the Servicer, 0.50% PER ANNUM of the average Total Outstanding Principal during the related Collection Period, and (b) at any time a Person other than AFC or an Affiliate of AFC is the Servicer, no more than 110% of the Servicer's cost of acting as Servicer.


                                   ARTICLE VI.

                                  MISCELLANEOUS

        Section 6.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by the Borrower or Servicer therefrom shall be effective unless in a writing signed by the Lender, and, in the case of any amendment, by the Borrower and the Servicer and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

        Section 6.2. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

        Section 6.3. ASSIGNABILITY. (a) This Agreement and the rights and obligations of the Lender hereunder shall be assignable, in whole or in part, by the Lender and its successors and assigns; PROVIDED, HOWEVER, that if such assignment is to any Person who is not an Affiliate of the Lender, the Lender must receive the prior written consent of the Borrower (which consent shall not be unreasonably withheld) Each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to the Borrower or the Receivables furnished to such assignor by or on behalf of the Borrower.

        Upon the assignment by the Lender in accordance with this SECTION 6.3, the assignee receiving such assignment shall have all of the rights of the Lender with respect to the Transaction Documents and the Loans (or such portion thereof as has been assigned).

        (b) The Lender may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests or security interests in the Loans. In the event of any such grant by the Lender of a participating interest to a Participant, the Lender shall remain responsible for the performance of its obligations hereunder. The Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 1.8, 1.9, 1.10 and 1.11.

        (c) Except as provided in SECTION 5.1(d), neither the Borrower nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Lender.

        (d) Without limiting any other rights that may be available under applicable law, the rights of the Lender may be enforced through it or by its agents.

        Section 6.4. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification granted under SECTION 4.1 hereof, the Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables) of this Agreement, the Purchase and Sale Agreement and the other documents and agreements to be delivered hereunder or in connection herewith, including all reasonable costs and expenses relating to the amending, amending and restating, modifying or supplementing of this Agreement, the Purchase and Sale Agreement and the other documents and agreements to be delivered hereunder or in connection herewith and the waiving of any provisions thereof, and including in all cases, without limitation, Attorney Costs for the Lender, the Lender and their respective Affiliates and agents with respect thereto and with respect to advising the Lender and its Affiliates and agents as to their rights and remedies under this Agreement and the other

Transaction Documents, and all reasonable costs and expenses, if any (including Attorney Costs), of the Lender and its Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

        (b) In addition, the Borrower shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

        Section 6.5. CONFIDENTIALITY. Unless otherwise required by applicable law or already known by the general public or the third party to which it is disclosed, the Borrower agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; PROVIDED that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Lender, (b) the Borrower's legal counsel and auditors if they agree to hold it confidential, or (c) American Isuzu Motors Inc. to the extent reasonably deemed necessary by Servicer or Borrower so long as American Isuzu Motors Inc. agrees to hold it confidential.

        Section 6.6. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF INDIANA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF INDIANA.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF INDIANA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF INDIANA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARITES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY INDIANA LAW.

        Section 6.7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        Section 6.8. SURVIVAL OF TERMINATION. The provisions of SECTIONS 1.7, 1.8, 1.9, 1.10, 1.11, 4.1, 4.2, 6.4, 6.5, 6.6 and 6.9 shall survive any termination of this Agreement.

        Section 6.9. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

        Section 6.10. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Lender of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Borrower, the Servicer and the Lender.

        Section 6.11. HEADINGS. The captions and headings of this Agreement and in any Exhibit hereto are for convenience reference only and shall not affect the interpretation hereof or thereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     AFC AIM CORPORATION, as Borrower


                                     By:   /s/ Curtis L. Phillips
                                        ---------------------------------
                                           Name: Curtis L. Phillips
                                           Title: EVP, CFO, Treas

                                           310 East 96th Street, Suite 320
                                           Indianapolis, Indiana 46240

                                           Attention: Curtis Phillips
                                           Telephone: (317) 815-9751
                                           Facsimile: (317) 815-9650



                                     AUTOMOTIVE FINANCE CORPORATION, as Servicer


                                     By:   /s/ Curtis L. Phillips
                                        ---------------------------------
                                           Name: Curtis L. Phillips
                                           Title: EVP,CFO, Treas

                                           310 East 96th Street, Suite 300
                                           Indianapolis, Indiana 46240

                                           Attention: Curtis L. Phillips
                                           Telephone: (317) 815-9751
                                           Facsimile: (317) 815-9650


                                      S-1           Loan and Servicing Agreement

STATE OF Indiana
         ------------

COUNTY OF Marion
          -----------

         Before me the undersigned, a Notary Public in and for the said County and State, personally appeared the above-referred officer of AFC AIM Corporation who acknowledged the execution of the power of attorney granted in this Agreement this 22 of December, 2000.




                                                        Notary Public-State of
                                                        Indiana My Commission
                                                      Expires: November 11, 2007
/s/ Gina J. Cook              My Commission Expires:  --------------------------
-------------------------
(Notary Public Signature)


Gina J. Cook                  My County of Residence: Boone
-------------------------                             --------------------------
(Printed Name)

                                            BANK OF MONTREAL, as Lender


                                            By:          /s/ Kanu Modi
                                               ---------------------------------
                                                     Name: Kanu Modi
                                                     Title: Director


                                                     BANK OF MONTREAL
                                                     115 S.  LaSalle Street
                                                     Floor 12W
                                                     Chicago, Illinois 60603
                                                     Attention: Kanu Modi
                                                     Telephone:  (312) 750-3891
                                                     Facsimile:  (312) 750-6057




                                      S-2           Loan and Servicing Agreement

                                    EXHIBIT I

                                   DEFINITIONS


         As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

                  "ADESA" means ADESA Corporation, an Indiana corporation.

                  "ADJUSTMENT AMOUNT" has the meaning set forth in SECTION
 1.2(b).

                  "ADVANCE" has the meaning set forth in Section 1 of the Promissory Note and Security Agreement.

                  "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, it being understood that a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, in favor of the Lender shall not constitute an Adverse Claim.

                  "AFC" has the meaning set forth in the Preamble to this Agreement.

                   "AFC FINANCED AMOUNT" means, with respect to any Financed Vehicle, the amount of any Advance made by AFC to finance such vehicle, MINUS the Lender Financed Amount with respect to such Financed Vehicle.

                  "AFFECTED PERSON" has the meaning set forth in SECTION 1.7.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

                  "APPLICABLE  MARGIN"  has the  meaning  set  forth  in the Fee
Letter.

                  "ALLETE" means Minnesota Power, Inc., a Minnesota corporation doing business as "Allete, Inc."

                  "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel, and all disbursements of internal counsel.

                  "BAILMENT AGREEMENT" means each Bailment Agreement and Acknowledgment of Bailor's Security Interest between AFC, the Obligor and a bailee, in substantially the form attached to the Promissory Note and Security Agreement as Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

                  "BANK RATE" for any Interest Period for any Loan means an interest rate PER ANNUM equal to the Applicable Margin above the Cost of Funds for such Interest Period; provided, however, that in the case of

                           (i) any Interest Period on or prior to the first day on which the Lender determines that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Lender to fund any Loan based on the Cost of Funds, and the Lender shall not have subsequently determined that such circumstances no longer exist,

                           (ii) any Interest Period as to which (i) the Lender does not receive notice, by no later than 12:00 noon (Chicago time) on the first day of such Interest Period that the Borrower desires that such Loan be funded at the Bank Rate, or

                           (iii)   any Loan in an amount less than $1,000,000,

the "BANK RATE" for each such Interest Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Interest Period. Notwithstanding the foregoing, the "BANK RATE" for each day in a Interest Period occurring during the continuance of an Event of Default shall be an interest rate equal to 2% PER ANNUM above the Base Rate in effect on such day.

                  "BANKRUPTCY CODE" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.), as amended from time to time.

                  "BASE RATE" means for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the rate of interest most recently announced by Harris Trust and Savings Bank in Chicago, Illinois as its prime commercial rate for United States loans made in the United States.

                  "BATCH" has the meaning set forth in SECTION 1.4(c)(iii).

                  "BLACK BOOK" means the Official Used Truck and Van Guide Semi-monthly Publication, SouthEast Edition, published by Hearst Publishing Company, or any successor publication.

                  "BLACK BOOK VALUE" of any vehicle or vehicle model means, as of any date of determination, the "average" vehicle book value (with no additions or deductions for equipment or mileage) of such vehicle or vehicle model as reported in the Black Book in effect on such date of determination. The "Black Book Value" of any Financed Vehicle Pool as of any date of determination shall be calculated as the sum of the Black Book Values for all Financed Vehicles included in such Financed Vehicle Pool on such date of determination.

                  "BORROWER" has the meaning set forth in the preamble to the Agreement.

                  "BORROWING BASE" has the meaning set forth in SECTION 1.2(b).

                  "BORROWING NOTICE" shall have the meaning set forth in SECTION 1.2(a).

                  "BUSINESS DAY" means any day on which (i) both (A) the Lender at its branch office in Chicago, Illinois is open for business and (B) commercial banks in New York City are not authorized or required to be closed for business, and (ii) if this definition of "Business Day" is utilized in connection with the Cost of Funds, dealings are carried out in the London interbank market.

                  "CASUALTY" means, with respect to any Financed Vehicle, that the Servicer has actual knowledge that such Financed Vehicle (a) shall have suffered damage or destruction resulting in an insurance settlement on the basis of an actual, constructive or compromised total loss, (b) shall have suffered destruction or damage beyond repair, (c) shall have suffered damage that makes repairs uneconomic, or (d) shall have suffered theft, loss or disappearance.

                  "CHANGE IN CONTROL" means

                  (a) Allete, Inc. shall fail to own directly or indirectly at least 50% of the outstanding voting stock of ADESA; or

                  (b) AFC shall fail to own, free and clear of all liens or other encumbrances, 100% of the outstanding shares of voting stock of the Borrower; or

                  (c) Neither ADESA nor Allete shall own, directly or indirectly, free and clear of all liens or other encumbrances, at least 80% of the outstanding shares of voting stock of AFC, on a fully diluted basis.

                  "CLOSING DATE" means December 22, 2000.

                  "COLLATERAL" means (i) each Receivable, (ii) all of Borrower's right, title and interest under the Isuzu Loan Documents; (iii) all of the Borrower's right, title and interest in all payments of principal, interest, administrative fees or other amounts due in respect of any Advance or other disbursement under the Promissory Note and Security Agreement, (iv) the Collection Account and any other account established hereunder for the benefit of the Lender, all funds on deposit therein, all investments therein, and all certificates and instruments, if any, from time to time evidencing such accounts, and funds on deposit and all investments made with such funds, all claims thereunder or in connection therewith, and interest, dividends, moneys,
instruments,   securities  and  other
property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing; (vi) all of Borrower's right, title and interest under the Purchase and Sale Agreement; (vii) all Related Security;
(viii) all books and records (including computer tapes and disks) related to the foregoing; and (ix) all Collections and other proceeds of any and all of the foregoing.

                  "COLLECTION ACCOUNT" means that certain bank account numbered 160-739-9 maintained at Harris Trust and Savings Bank in Chicago, Illinois which is (i) identified as the "AFC AIM CORPORATION COLLECTION ACCOUNT," (ii) in the Borrower's name, (iii) pledged, on a first-priority basis, to the Lender pursuant to SECTION 1.2(d), and (iv) governed by the Collection Account Agreement.

                  "COLLECTION ACCOUNT AGREEMENT" means the letter agreement, in form and substance acceptable to the Lender, among the Borrower, the Lender and the Collection Account Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Agreement.

                  "COLLECTION ACCOUNT BANK" means the bank where the Collection Account is maintained.

                  "COLLECTION PERIOD" means, (i) initially, the period beginning on the Closing Date and ending on the date which is one day prior to the first Payment Date, and (ii) thereafter, the date immediately following the last day of the preceding Collection Period and ending on the date which is one day prior to the next succeeding Payment Date.

                  "COLLECTIONS" means, with respect to any Receivable, (a) all funds which are received by the Borrower, AFC or the Servicer in payment of any amounts owed in respect of such Receivable (including, without limitation, principal payments, finance charges, interest and all other charges), or applied (or to be applied) to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of Financed Vehicles or other collateral or property of the Obligor or any other Person directly or indirectly liable for the payment of such Receivable applied (or to be applied) thereto), (b) all Collections deemed to have been received pursuant to SECTION 1.4(g) and (c) all other proceeds of such Receivable, any Related Security and any other Collateral.

                  "COMPANY" has the meaning set forth in the preamble to the Purchase and Sale Agreement.

                  "COMPANY NOTE" has the meaning set forth in Section 3.2 of the Purchase and Sale Agreement.

                  "CONTRIBUTED PORTION" has the meaning set forth in Section 1.1(a) of the Purchase and Sale Agreement.

                  "COST OF FUNDS" means, (i) for any Loan requested to be made by the Borrower in a Borrowing Notice delivered to the Lender two days or more before the proposed Financing Date, the rate of interest per annum determined by the Lender to be the arithmetic mean of the rates of interest per annum notified to the Lender as the rate of interest at which dollar deposits in the approximate amount of the Loan or portion of the Loan associated with such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of the Interest Period at which interest is to accrue on such Loan based on the Cost of Funds, and (ii) for any Loan requested to be made by the Borrower in a Borrowing Notice delivered to the Lender less than two days before the proposed Financing Date, the rate of interest per annum determined by the Lender to be the rate of interest per annum notified to the Lender as the rate of interest at which dollar deposits in the approximate amount of the Loan or portion of the Loan associated with such Interest Period would be offered to major banks in the interbank wholesale funding market on such date of request.

                  "CREDIT ACCOUNT" has the meaning set forth in SECTION 1.4(h).

                  "CREDIT ACCOUNT ADJUSTMENT AMOUNT" has the meaning set forth in SECTION 1.2(b).

                  "CREDIT ACCOUNT BALANCE" means, on any date, the balance of the Credit Account as determined in accordance with SECTION 1.4(h).

                  "CURTAILMENT DATE" has the meaning set forth in Section 1 of the Promissory Note and Security Agreement.

                  "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii)  obligations  to pay the deferred  purchase price of property or services,
(iv) the outstanding balance of any non-recourse transaction, (v) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in CLAUSES (i) through (v) above, and (vii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  "DIVIDENDS" means any dividend or distribution (in cash or obligations) on any shares of any class of Borrower's capital stock or any warrants, options or other rights with respect to shares of any class of Borrower's capital stock.

                  "ELIGIBLE RECEIVABLE" means, at any time, any Receivable:

                  (a) which was  originated by AFC in accordance  with the terms and conditions of the Isuzu Loan Documents and was sold to the Borrower pursuant to, and in compliance with, the Purchase and Sale Agreement;

                  (b) in which the Lender has a first priority, perfected security interest and that is either a general intangible or chattel paper as defined in the UCC as in effect in the jurisdiction that governs the perfection of such security interest;

                  (c) in which Borrower has a first priority, perfected security interest in the related Financed Vehicles;

                  (d) with regard to which the warranty of Borrower in PARAGRAPH A.(h) of EXHIBIT III is true and correct;

                  (g) the sale of which pursuant to the Purchase and Sale Agreement, and granting of a security interest in the related Collateral pursuant to the Agreement, do not contravene or conflict with any law, or require the consent of the Obligor or any other Person;

                  (h) as to which the Isuzu Loan Documents been duly authorized by the parties thereto and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor enforceable against the Obligor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (j)      which,  together with the Isuzu Loan  Documents, does
             not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

                  (k) which arises from the making of a loan to finance one or more Eligible Vehicles; and

                  (n) which is guaranteed by the Obligor pursuant to a guaranty that runs directly to the Lender.

                  "ELIGIBLE VEHICLE" mean a Financed Vehicle:

                  (a)      which is an Eligible Vehicle Model;

                  (b) which satisfies all conditions and requirements of the Isuzu Loan Documents, including, without limitation, Section
             1.15 of the Promissory Note and Security Agreement;

                  (c) with respect to which AFC has not financed more than 75% of the black book value (as determined in accordance with Section 1.1 of the Promissory Note and Security Agreement) of such Vehicle on the date of the related Advance;

                  (d) which is covered by an umbrella liability and comprehensive insurance policy or policies satisfying all conditions and requirements of the Isuzu Loan Documents, including, without limitation, Section 5.5 of the Promissory Note and Security Agreement; and

                  (e) prior to the financing of which, the Servicer shall have examined the title or MSO, as the case may be, for such Vehicle and confirmed that such title or MSO corresponds to the VIN number of such Vehicle, and that such title or MSO is authentic and has been properly assigned to the Obligor.

                  "ELIGIBLE VEHICLE MODEL" means any one of the Isuzu Rodeo LS 4x2, the Isuzu Rodeo LS 4x4 or the Isuzu Trooper S 4x4.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

                  "ERISA AFFILIATE" shall mean with respect to any Person, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under
Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "EVENT OF DEFAULT" has the meaning specified in EXHIBIT V.

                  "EXCESS SALES PROCEEDS" has the meaning set forth in SECTION 1.4(c)(iii).

                  "FACILITY LIMIT" means $60,000,000, as such amount may be adjusted pursuant to SECTION 2.5.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

                  "FEES" means the fees payable under the Fee Letter in accordance with the terms, and subject to the conditions, set forth therein.

                  "FEE LETTER" has the meaning set forth in SECTION 1.5.

                  "FINAL PAYOUT DATE" means the date following the Termination Date on which no Loan under the Agreement shall be outstanding and all other amounts payable by the Borrower or the Servicer to the Lender or any other Affected Person under the Transaction Documents shall have been paid in full.

                  "FINANCED VEHICLE" means each Vehicle identified from time to time on a Bailed Property Schedule (as set forth in Section 2.2 of the Promissory Note and Security Agreement) and all other Vehicles acquired or funded, or purported to be acquired or funded, with the proceeds of Loans.

                  "FINANCED VEHICLE POOL" means all of the Financed Vehicles financed on a particular Financing Date with the proceeds of a single Loan.

                  "FINANCING DATE" means, with respect to any Financed Vehicle Pool, the date on which the Loan to finance such Financed Vehicle Pool is made.

                  "GAAP" means, generally accepted accounting principles and practices in the United States, consistently applied.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "INDEMNIFIED  AMOUNTS"  has the  meaning  set forth in SECTION
4.1.

                  "INDEMNIFIED PARTY" has the meaning set forth in SECTION 4.1.

                  "INSOLVENCY   PROCEEDING"   means  (a)  any  case,  action  or
proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "INTEREST PERIOD" means, with respect to each Loan, a period during which interest on such Loan or a portion of such Loan is accruing at a particular rate of interest, as determined by the Lender in accordance with the terms of this Agreement.

                  "ISUZU EVENT OF DEFAULT" means any of the "Events of Default" set forth in Section 7.0 of the Promissory Note and Security Agreement.

                  "ISUZU GUARANTY" means the Guaranty of the Obligor, dated as of December 22, 2000, in favor of AFC.

                  "ISUZU LOAN DOCUMENTS" means the Promissory Note and Security Agreement, the Bailment Agreements, the Isuzu Guaranty, the Isuzu Power of Attorney, the Subordination Agreement and each other agreement or instrument executed pursuant to or in connection with any of the foregoing, in each case as amended, supplemented or otherwise modified in accordance with the terms of this Agreement.

                  "ISUZU POWER OF ATTORNEY" means the power of attorney executed by Isuzu in favor of AFC, in substantially the form of Exhibit B to the Promissory Note and Security Agreement.

                  "LENDER" has the meaning set forth in the preamble to the Agreement.

                  "LENDER FINANCED AMOUNT" means, with respect to any Financed Vehicle, an amount which is equal to the product of (i) the Borrowing Base with respect to the Financed Vehicle Pool in which such Financed Vehicle was included as of the Financing Date for such Financed Vehicle Pool, and (ii) a fraction, the numerator of which is the Black Book Value of such Financed Vehicle as of such Financing Date, and the denominator of which is the aggregate Black Book Value of all Financed Vehicle in such Financed Vehicle Pool as of such Financing Date.

                  "LENDER'S ACCOUNT" means the special account (account number 124-856-6) of the Lender maintained at the office of Harris Trust and Savings Bank in Chicago, Illinois (ABA #071-000-288) and identified as "Bank of Montreal, Attention: Client Services, Ref.: AFC" or such other account as may be so designated in writing by the Lender to the Borrower and the Servicer.

                  "LICENSED  SOFTWARE"  has the  meaning  set  forth in  SECTION
5.1(b).

                  "LOAN" has the meaning set forth in SECTION 1.1.

                  "MANDATORY PRINCIPAL REPAYMENT AMOUNT" has the meaning set forth in SECTION 1.4(d).

                  "MATERIAL ADVERSE EFFECT" means, with respect to any event or circumstance, a material adverse effect on:

                  (a) the business, operations, property or financial condition of the Borrower or the Servicer;

                  (b)      the ability of the Borrower or the  Servicer to
             perform  its   obligations   under  this  Agreement  or  any  other
             Transaction Document to which it is a party or the performance of any such obligations;

                  (c) the validity or enforceability of this Agreement or any other Transaction Document;

                  (d) the status, existence, perfection, priority or enforceability of the Lender's security interest in the Collateral; or

                  (e)      the collectibility of the Receivables.

                  "MATURITY DATE" means five (5) Business Days following the Curtailment Date of the Promissory Note and Security Agreement, as the same may be extended from time to time pursuant thereto.

                  "MAXIMUM BLACK BOOK VALUE" means, with respect to any Eligible Vehicle Model, (i) on the Closing Date and prior to the publication of a new edition of the Black Book following the Closing Date, the Black Book Value of such Eligible Vehicle Model as reported in the Black Book in effect on the Closing Date, and (ii) on any later date of determination, the highest Black Book Value for such Eligible Vehicle Model reported in any of the Black Books in effect between the Closing Date and such later date of determination.

                  "NOTE" has the meaning set forth in SECTION 2.1.

                  "OBLIGOR" means American Isuzu Motors Inc. as the borrower under the Isuzu Loan Documents or its successors and assigns in such capacity.

                  "ORIGINATOR" has the meaning set forth in the preamble to the Purchase and Sale Agreement.

                  "OUTSTANDING BALANCE" has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.

                  "PARTICIPANT" has the meaning set forth in SECTION 6.3(b).

                  "PAYMENT DATE" means the 10th calendar day of each month or, if such day is not a Business Day, the immediately preceding Business Day.

                  "PERMITTED INVESTMENTS" means (i) overnight obligations of the United States of America, (ii) demand and time deposits or certificates of deposit that are not represented by instruments, have a maturity of not later than the next succeeding Payment Date and are issued by the Collection Account Bank or Bank of Montreal and (iii) commercial paper rated at the time of investment not less than A-1 by S&P and P-1 by Moody's; PROVIDED, HOWEVER, that the Lender may, from time to time, upon three Business Days' prior written notice to Servicer, remove from the scope of "Permitted Investments" any such obligations, certificates of deposit or commercial paper and specify to be within such scope, other investments.

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "PORTFOLIO CERTIFICATE" means a certificate substantially in the form of EXHIBIT VI to the Agreement.

                  "PROMISSORY NOTE AND SECURITY AGREEMENT" means the Promissory Note and Security Agreement, dated as of December 22, 2000, between AFC and the Obligor, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

                  "PURCHASE AND SALE AGREEMENT" means the Purchase and Sale Agreement, dated as of the date hereof, between AFC and the Borrower, as the same may be modified, supplemented, amended and amended and restated from time to time in accordance with the Transaction Documents.

                  "PURCHASE AND SALE INDEMNIFIED AMOUNTS" has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement.

                  "PURCHASE AND SALE INDEMNIFIED PARTY" has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement.

                  "PURCHASE AND SALE TERMINATION DATE" has the meaning set forth in Section 1.4 of the Purchase and Sale Agreement.

                  "PURCHASE AND SALE TERMINATION EVENT" has the meaning set forth in Section 8.1 of the Purchase and Sale Agreement.

                  "PURCHASE FACILITY" has the meaning set forth in Section 1.1(e) of the Purchase and Sale Agreement.

                  "PURCHASE PRICE" has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.

                  "RECEIVABLE" means any right to payment from the Obligor, whether constituting an account, chattel paper, instrument or a general intangible, arising from the provision of financing and other services by AFC to the Obligor with respect to a particular Financed Vehicle Pool pursuant to the Isuzu Loan Documents, and that is denominated and payable only in United States dollars, and includes the right to payment of any interest, finance charges, administrative fees and other obligations of the Obligor with respect thereto.

                  "RELATED RIGHTS" has the meaning set forth in Section 1.1(h) of the Purchase and Sale Agreement.

                  "RELATED SECURITY" means, with respect to any Receivable:

                  (a) all right, title and interest in and to the Isuzu Loan Documents;

                  (b) all  security  interests  or liens  and  property  subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Isuzu Loan

Documents or otherwise, including all Vehicles securing or purporting to secure such payment;

                  (c) all UCC financing statements covering any collateral securing payment of such Receivable;

                  (d) all other guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                  (e) all rights in any power of attorney delivered by the Obligor; and

                  (f) all rights and claims of the Borrower with respect to such
             Receivable, pursuant to the Purchase and Sale Agreement or any other Transaction Document.

                  "RESTRICTED  PAYMENTS"  has the meaning set forth in PARAGRAPH
(n)(i) of EXHIBIT IV of the Agreement.

                  "SERVICER" has the meaning set forth in the preamble.

                  "SERVICING FEE" means the fee referred to in SECTION 5.5.

                  "SOLVENT" has the meaning set forth in Section 1.6 of the Purchase and Sale Agreement.

                  "SUB-SERVICER"  has the meaning set forth in SECTION 5.1(d).

                  "SUBORDINATION AGREEMENT" means the Intercreditor Agreement, dated as of December 22, 2000, among AFC, American Isuzu Motors Inc. and The CIT Group/Sales Financing, Inc., as the same may be amended, supplemented or otherwise modified in accordance with the provisions hereof.

                  "TANGIBLE NET WORTH" means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP after subtracting therefrom the aggregate amount of such Person's intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights, service marks and brand names and capitalized software.

                  "TERMINATION DATE" means the earliest of (i) the Payment Date on which the Borrower elects to make a prepayment of principal in full pursuant to SECTION 2.3(a), (ii) the Maturity Date, and (iii) the date determined pursuant to SECTION 3.2.

                  "TOTAL OUTSTANDING PRINCIPAL" at any time means the aggregate outstanding principal amount of all Loans at such time.

                  "TRANSACTION DOCUMENTS" means the Agreement, the Purchase and Sale Agreement, the Collection Account Agreement, the Isuzu Loan Documents, and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

                  "TRIGGER EVENT" has the meaning set forth in SECTION 1.2(b).

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

                  "UNMATURED EVENT OF DEFAULT" means an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                  "VEHICLE" has the meaning set forth in Section 1 of the Promissory Note and Security Agreement.

         OTHER TERMS. Any other capitalized terms used herein but not defined herein shall have the meanings assigned to such term in the Purchase and Sale Agreement, or, if not defined therein, in the Promissory Note and Security Agreement or the other Isuzu Loan Documents. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Indiana, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   EXHIBIT II

                          CONDITIONS PRECEDENT TO LOANS


                  1. CONDITIONS PRECEDENT TO INITIAL LOAN. The initial Loan under the Agreement is subject to the conditions precedent that the Lender shall have received on or before the date of such Loan the following, each in form and substance (including the date thereof) satisfactory to the Lender:

                  (a) A counterpart of this Agreement and the other Transaction Documents duly executed by the parties thereto.

                  (b) Certified copies of (i) the resolutions of the Board of Directors of each of the Borrower and AFC authorizing the execution, delivery, and performance by the Borrower and AFC of the Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the articles of incorporation and by-laws of the Borrower and AFC.

                  (c) A certificate of the Secretary or Assistant Secretary of the Borrower and AFC certifying the names and true signatures of the officers of the Borrower and AFC authorized to sign the Agreement and the other Transaction Documents. Until the Lender receives a subsequent incumbency certificate from the Borrower and AFC in form and substance satisfactory to the Lender, the Lender shall be entitled to rely on the last such certificate delivered to it by the Borrower and AFC, as applicable.

                  (d) Executed financing statements, in proper form for filing under the UCC of all jurisdictions that the Lender may deem necessary or desirable in order to perfect its security interest in the Collateral, as contemplated by the Agreement and other Transaction Documents.

                  (e) Executed financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower or AFC.

                  (f) Completed UCC requests for information, dated on or before the date of such initial Loan, listing the financing statements referred to in SUBSECTION (e) above and all other effective financing statements filed in the jurisdictions referred to in SUBSECTION (e) above that name the Borrower or AFC as debtor, together with copies of such other financing statements (none of which shall cover any item of Collateral), and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty
Corporation in such jurisdictions as the Lender may request, showing no such liens on any of the Collateral.

                  (g)      the Note, duly executed by the Borrower.

                  (h) Executed copies of the Collection Account Agreement with the Collection Account Bank, and an undated executed deposit account notice in connection therewith.

                  (i) Favorable opinions of Joel Garcia, Esq., in-house counsel for the Borrower and AFC, as to corporate and such other matters as the Lender may reasonably request.

                  (j) Favorable opinions of Ice Miller, special counsel for the Borrower and AFC, as to enforceability and such other matters as the Lender may reasonably request.

                  (k) Favorable opinions of Ice Miller, special counsel for the Borrower and AFC, as to bankruptcy matters.

                  (l) Favorable opinions of Sheppard, Mullin, Richter & Hampton, special counsel for the Obligor, as to perfection matters.

                  (m) A schedule listing all Financed Vehicles financed by the Lender on the Closing Date.

                  (n) Evidence (i) of the execution and delivery by each of the parties thereto of the Purchase and Sale Agreement, the Isuzu Loan Documents and all documents, agreements and instruments contemplated thereby (which evidence shall include copies, either original or facsimile, of each of such documents, instruments and agreements), (ii) that each of the conditions precedent to the execution and delivery of the Purchase and Sale Agreement and the Isuzu Loan Documents have been satisfied to the Lender's satisfaction, and
(iii) that the initial Advances under the Isuzu Loan Documents and the initial purchases under the Purchase and Sale Agreement have been made.

                  (o) Evidence of payment by the Borrower of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof.

                  (p) The Fee Letter between the Borrower and the Lender contemplated by SECTION 1.5.

                  (q) Certificates of Existence with respect to the Borrower and AFC issued by the Indiana Secretary of State and articles of incorporation of the Borrower certified by the Indiana Secretary of State.

                  (r) Such other approvals, opinions or documents as the Lender may reasonably request.

                  (s) Such powers of attorney as the Lender shall reasonably request to enable the Lender to collect all amounts due under any and all Collateral.

                  2. CONDITIONS PRECEDENT TO ALL LOANS. Each Loan shall be subject to the further conditions precedent that:

                  (a) the Servicer shall have delivered to the Lender on or prior to the Financing Date for such Loan a completed Portfolio Certificate, dated as of such Financing Date, in form and substance satisfactory to the Lender, and such additional information as may reasonably be requested by the Lender;

                  (b) on the date of such Loan the following statements shall be true (and acceptance of the proceeds of any Loan shall be deemed a representation and warranty by the Borrower that such statements are then true):

                           (i)   the representations and warranties contained in
             EXHIBIT III are true and correct on and as of the date of such Loan as though made on and as of such date; and

                           (ii) no event has occurred and is continuing, or would result from such Loan that constitutes an Event of Default or an Unmatured Event of Default;

                  (c) the Borrower shall have notified the Lender of the occurrence of any Trigger Event; and

                  (d) each Vehicle to be financed in connection with such Loan and the related Title shall be in the custody of a bailee who has executed a Bailment Agreement;

                  (e) all conditions precedent to the making of an Advance by AFC with respect to the Vehicles to be financed with the proceeds of such Loan, and all conditions precedent to the sale of the related Receivables and Related Security to the Borrower pursuant to the Purchase and Sale Agreement, shall have been satisfied;

                  (f) the Lender shall have received such other approvals, opinions or documents as it may reasonably request; and

                  (g) The Black Book Value of any Eligible Vehicle Model on any date shall not exceed the Maximum Black Book Value of such Eligible Vehicle Model by more than 25%.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES


             A. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

                  (a) The Borrower is a corporation duly incorporated and in existence under the laws of the State of Indiana, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

                  (b) The execution, delivery and performance by the Borrower of the Agreement and the other Transaction Documents to which it is a party, including the Borrower's use of the Loan proceeds, (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action of the Borrower, (iii) do not contravene or result in a default under or conflict with (1) the Borrower's charter or by-laws, (2) any law, rule or regulation applicable to the Borrower, (3) any contractual restriction binding on or affecting the Borrower or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of the Borrower's properties, where, in the cases of ITEMS (2), (3) and (4), such contravention, default or conflict has had or could reasonably be expected to have a Material Adverse Effect. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Borrower.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Borrower of the Agreement or any other Transaction Document to which it is a party other than those previously obtained or UCC filings.

                  (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  (e) Since December 31, 1999 there has been no material adverse change in the business, operations, property or financial condition of the Borrower or AFC, the ability of the Borrower or AFC to perform its obligations under the Agreement or the other Transaction

                                     III-1

Documents to which it is a party or the collectibility of the Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents.

                  (f)      (i)   There is no action, suit,  proceeding or
investigation pending or, to the knowledge of the Borrower, threatened in writing against the Borrower before any Governmental Authority or arbitrator and
(ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority or arbitrator, that, in the case of each of foregoing CLAUSES (i) and (ii), could reasonably be expected to have a Material Adverse Effect.

                  (g) No proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                  (h) The Borrower is the legal and beneficial owner of the Receivables and Related Security, free and clear of any Adverse Claim; the Agreement creates a security interest in favor of the Lender in the Collateral and the Lender has a first priority perfected security interest in the Collateral, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any of the Collateral is on file in any recording office, except those filed in favor of the Lender relating to the Agreement.

                  (i) Each Portfolio Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Borrower to the Lender in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Lender at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (j) The principal place of business and chief executive office (as such terms are used in the UCC) of the Borrower and the office(s) where the Borrower keeps its records concerning the Receivables are located at the address(es) referred to in PARAGRAPH (b) of EXHIBIT IV.

                  (k) The Borrower is not in violation of any order of any court, arbitrator or Governmental Authority.

                  (l) Neither the Borrower nor any Affiliate of the Borrower has any direct or indirect ownership or other financial interest in the Lender.

                  (m) No proceeds of any Loan will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulation U of the Federal Reserve Board.

                  (n) Each Receivable is an Eligible Receivable as of the related Financing Date.

                                     III-2

                  (o) No event has occurred and is continuing, or would result from the making of a Loan or from the application of the proceeds thereof, which constitutes an Event of Default.

                  (p) The Borrower and the Servicer have complied in all material respects with the Isuzu Loan Documents with regard to each Receivable.

                  (q) The Borrower has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents and applicable to it.

                  (r) The Borrower's complete corporate name is set forth in the preamble to the Agreement, and the Borrower does not use and has not during the last six years used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on SCHEDULE I and except for names first used after the date of the Agreement and set forth in a notice delivered to the Lender pursuant to PARAGRAPH (k)(vi) of EXHIBIT IV.

                  (s) The authorized capital stock of Borrower consists of 1,000 shares of common stock, no par value, 1,000 shares of which are currently issued and outstanding. All of such outstanding shares are validly issued, fully paid and nonassessable and are owned (beneficially and of record) by AFC.

                  (t) Except as set forth on SCHEDULE II, the Borrower has filed all federal and other tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing.

                  (u) The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             B. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer represents and warrants as follows:

                  (a) The Servicer is a corporation duly incorporated and in existence under the laws of the State of Indiana, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

                  (b) The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party, (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Servicer, (iii) do not contravene or result in a default under or conflict with (1) the Servicer's charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any contractual restriction binding on or affecting the Servicer or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties, where, in the cases of

                                     III-3
items (2), (3) and (4), such contravention, default or conflict has had or could reasonably be expected to have a Material Adverse Effect. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Servicer.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Servicer of the Agreement or any other Transaction Document to which it is a party.

                  (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  (e)      There is no pending  or  threatened  action or
proceeding   affecting  the  Servicer  before  any  Governmental   Authority  or
arbitrator which could have a Material Adverse Effect.

                  (f) The Servicer has complied in all material respects with the Isuzu Loan Documents.

                                     III-4

                                   EXHIBIT IV

                                    COVENANTS


         COVENANTS OF THE BORROWER AND THE SERVICER. Until the latest of the Termination Date, the date on which no Loan shall be outstanding or the date all other amounts owed by the Borrower under the Agreement to the Lender and any other Indemnified Party or Affected Person shall be paid in full:

                  (a) COMPLIANCE WITH LAWS, ETC. Each of the Borrower and the Servicer shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables or the enforceability of the Isuzu Loan Documents or the ability of the Borrower or the Servicer to perform its obligations under any Transaction Document to which it is a party.

                  (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT, ETC. The Borrower (i) shall keep its principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Borrower set forth under its name on the signature page to the Agreement or, upon at least 60 days' prior written notice of a proposed change to the Lender, at any other locations in jurisdictions where all actions reasonably requested by the Lender to protect and perfect the security interest of the Lender in the Collateral have been taken and completed and (ii) shall provide the Lender with at least 60 days' written notice prior to making any change in the Borrower's name or making any other change in the Borrower's identity or corporate structure (including a merger) which could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the UCC; each notice to the Lender pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Borrower and Servicer also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably  necessary  or  advisable  for  the  collection  of  all  Receivables
(including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

                  (c)      [RESERVED]

                  (d) SECURITY INTEREST, ETC. The Borrower shall, at its expense, take all action necessary or desirable to establish and maintain a first-priority, perfected security interest in the Collateral, free and clear of any Adverse Claim, in favor of the Lender, including, without limitation, taking such action to perfect, protect or more fully evidence the security interest of the Lender under the Agreement as the Lender may request.

                  (e) SALES, LIENS, ETC. The Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any item of Collateral (including without limitation the Borrower's undivided interest in any Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this PARAGRAPH (e).

                  (f) CHANGE IN BUSINESS. Neither the Borrower nor the Servicer shall make any material change in the character of its business that would adversely affect the collectibility of the Receivables or the enforceability of the Isuzu Loan Documents or the ability of the Borrower or Servicer to perform its obligations under any Transaction Document to which it is a party.

                  (g) AUDITS. Each of the Borrower and the Servicer shall, from time to time during regular business hours as requested by the Lender, permit the Lender, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower or the Servicer relating to Receivables and the Related Security, including, without limitation, the Isuzu Loan Documents, and (ii) to visit the offices and properties of the Borrower and the Servicer for the purpose of examining such materials described in CLAUSE (i) above, and to discuss matters relating to Receivables and the Related Security or the Borrower's or Servicer's performance hereunder or under the Isuzu Loan Documents with any of the officers, employees, agents or contractors of the Borrower having knowledge of such matters; PROVIDED that so long as no Event of Default or Unmatured Event of Default has occurred the Lender shall not conduct more than one such examination in any year.

                  (h) CHANGE IN COLLECTION ACCOUNT BANK AND PAYMENT INSTRUCTIONS TO OBLIGOR. Without the prior written consent of the Lender, neither the Borrower nor the Servicer shall (x) add or terminate any bank as a Collection Account Bank, or (y) instruct the Obligor to make payments with respect to the Receivables to any account other than the Collection Account (or any substitute account approved by the Lender in advance and made subject to a Collection Account Agreement in form and substance acceptable to the Lender).

                  (i) COLLECTION ACCOUNT. The Collection Account shall at all times be subject to the Collection Account Agreement. Neither the Borrower nor the Servicer will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections of Receivables.

                  (j) MARKING OF RECORDS. At its expense, the Borrower (or the Servicer on its behalf) shall mark its master data processing records relating to Receivables and the Isuzu Loan

Documents, including with a legend evidencing that such Receivables and documents are subject to the security interest of the Lender pursuant to the Agreement.

                  (k) REPORTING REQUIREMENTS. The Borrower will provide to the Lender (in multiple copies, if requested by the Lender) (except that with respect to PARAGRAPH (iii), the Borrower will cause the Servicer to provide to the Lender and the Servicer will deliver to the Lender) the following:

                           (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of AFC in a format acceptable to the Lender, balance sheets of AFC, its consolidated subsidiaries and the Borrower as of the end of such quarter and statements of income, cash flows and retained earnings of AFC and its consolidated subsidiaries and balance sheets and income statements of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person;

                           (ii)   as soon as available and in any event within
             90 days after the end of each fiscal year of AFC, (A) a copy of the annual report for AFC and its consolidated subsidiaries, containing financial statements for such year audited by PriceWaterhouseCoopers LLP or other independent certified public accountants acceptable to the Lender and (B) the income statement of the Borrower for such year certified by the chief financial officer of the Borrower;

                           (iii) as soon as available and in any event no later than the last Business Day of each week, a weekly Portfolio Certificate dated no earlier than one week prior to the date of delivery;

                           (iv) as soon as possible and in any event within three days after the occurrence of each Event of Default and Unmatured Event of Default, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action that the Borrower has taken and proposes to take with respect thereto;

                           (v) promptly after the filing or receiving thereof, copies of all reports and notices that the Borrower or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Borrower or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Borrower or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Borrower and/or any such Affiliate in excess of $250,000;

                           (vi) at least 30 days prior to any change in the Borrower's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                           (vii)  such   other   information   respecting   the
             Receivables (including a Portfolio Certificate on a more frequent basis than provided in CLAUSE (iii) above) or the condition or operations, financial or otherwise, of the Borrower or AFC as the Lender may from time to time reasonably request;

                           (viii) promptly after the Borrower obtains  knowledge
             thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Borrower, the Servicer or AFC, on the one hand, and any Governmental Authority which, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect, or (b) litigation or proceeding adversely affecting the Borrower or any of its subsidiaries, the Servicer or AFC, as the case may be, in which the amount involved, in the case of the Servicer or AFC, is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought or (c) litigation or proceeding relating to any Transaction Document; and

                           (ix) promptly after the occurrence thereof, notice of any event or circumstance that could reasonably be expected to have a Material Adverse Effect.

                           (x) promptly after receipt thereof, a copy of any report or notice provided to the Servicer or the Borrower pursuant to the Isuzu Loan Documents.

                  (l) SEPARATE CORPORATE EXISTENCE. Each of the Borrower and the Servicer hereby acknowledges that Lender is entering into the transactions contemplated by the Agreement and the Transaction Documents in reliance upon the Borrower's identity as a legal entity separate from AFC. Therefore, from and after the date hereof, the Borrower and AFC shall take all reasonable steps to continue the Borrower's identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of AFC and any other Person, and is not a division of AFC or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in PARAGRAPH (a) of this EXHIBIT IV, the Borrower and AFC shall take such actions as shall be required in order that:

                           (i)    The   Borrower   will  be  a  limited  purpose
             corporation whose primary activities are restricted in its certificate of incorporation to purchasing Receivables from AFC, entering into agreements for the servicing of such Receivables, financing such Receivables through the issuance of debt to the Lender secured by such Receivables and certain related assets, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                           (ii)   Not less than one member of Borrower's Board
             of Directors (the "INDEPENDENT DIRECTORS") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer, supplier or agent of AFC or any of its Affiliates. The Borrower's Board of Directors shall not approve, or take any other action to cause the commencement of a voluntary case or other proceeding with respect to the Borrower under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for the Borrower unless in each case the Independent Directors shall approve the taking of such action in writing prior to the taking of such action. The Independent Directors' fiduciary duty shall be to the Borrower (and creditors) and not to the Borrower's shareholders in respect of any decision of the type described in the preceding sentence. In the event an Independent Director resigns or otherwise ceases to be a director of the Borrower, there shall be selected a replacement Independent Director who shall not be an individual within the proscriptions of the first sentence of this CLAUSE (ii) or any individual who has any other type of professional relationship with AFC or any of its Affiliates or any management personnel of any such Person or Affiliate and who shall be (x) a tenured professor at a business or law school, (y) a retired judge or (z) an established independent member of the business community, having a sound reputation and experience relative to the duties to be performed by such individual as an Independent Director;

                           (iii) No Independent Director shall at any time serve as a trustee in bankruptcy for AFC or any Affiliate thereof;

                           (iv) Any employee, consultant or agent of the Borrower will be compensated from the Borrower's own bank accounts for services provided to the Borrower except as provided herein in respect of the Servicer's Fee. The Borrower will engage no agents other than a Servicer for the Receivables, which Servicer will be fully compensated for its services to the Borrower by payment of the Servicer's Fee;

                           (v) The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service its Receivables. The Borrower will pay the Servicer a monthly fee based on the level of Receivables being managed by the Servicer. The Borrower will not incur any material indirect or overhead expenses for items shared between the Borrower and AFC or any Affiliate thereof which are not reflected in the Servicer's Fee. To the extent, if any, that the Borrower and AFC or any Affiliate thereof share items of expenses not reflected in the Servicer's Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that AFC shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other fees;

                           (vi) The Borrower's operating expenses will not be paid by AFC or any Affiliate thereof unless the Borrower shall have agreed in writing with such Person to reimburse such Person for any such payments;

                           (vii) The Borrower will have its own separate mailing address and stationery;

                           (viii) The  Borrower's  books and records will be
             maintained separately from those of AFC or any Affiliate thereof;

                           (ix)   Any financial statements which are
             consolidated to include the Borrower will contain detailed notes clearly stating that the Borrower is a separate corporate entity and has granted a security interest in the Receivables;

                           (x) The Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of AFC and any Affiliate thereof;

                           (xi) The Borrower will strictly observe corporate formalities in its dealings with AFC and any Affiliate thereof, and funds or other assets of the Borrower will not be commingled with those of AFC or any Affiliate thereof. The Borrower shall not maintain joint bank accounts or other depository accounts to which AFC or any Affiliate thereof (other than AFC in its capacity as Servicer) has independent access. None of the Borrower's funds will at any time be pooled with any funds of AFC or any Affiliate thereof;

                           (xii) The Borrower shall pay to AFC the marginal increase (or, in the absence of such increase, the market amount of its portion) of the premium payable with respect to any insurance policy that covers the Borrower and any Affiliate thereof, but the Borrower shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to AFC or any Affiliate thereof (other than the Borrower); and

                           (xiii) The   Borrower  will  maintain   arm's  length
             relationships with AFC and any Affiliate thereof. The AFC or any Affiliate thereof that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services. Neither the Borrower nor AFC or any Affiliate thereof will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

                  (m)      MERGERS, ACQUISITIONS, SALES, ETC.

                           (i)    The Borrower shall not:

                           (A) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Receivable or any interest therein) other than pursuant to this Agreement;

                           (B) make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for obligations incurred pursuant to the Transaction Documents; or

                           (C) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.

                  (n)      RESTRICTED PAYMENTS.

                           (i) GENERAL RESTRICTION. Except in accordance with this SUBPARAGRAPH (I), the Borrower shall not (A) purchase or redeem any shares of its capital stock, (B) declare or pay any Dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated indebtedness of the Borrower,
             (D) lend or advance any funds or (E) repay any loans or advances to, for or from AFC. Actions of the type described in this CLAUSE
             (i) are herein collectively called "RESTRICTED PAYMENTS".

                           (ii) TYPES OF PERMITTED PAYMENTS. Subject to the limitations set forth in CLAUSE (iii) below, the Borrower may make Restricted Payments so long as such Restricted Payments are made only to AFC and only in one or more of the following ways:

                           (A) Borrower may make cash payments (including prepayments) on the Company Note in accordance with its terms; and

                           (B) if no amounts are then outstanding under the Company Note, the Borrower may declare and pay Dividends.

                           (iii) SPECIFIC RESTRICTIONS. The Borrower may make Restricted Payments only out of Collections paid or released to the Borrower pursuant to SECTION 1.4(f). Furthermore, the Borrower shall not pay, make or declare:

                           (A) any Dividend if, after giving effect thereto, the AFC Financed Amount would be less than $5,000,000; or

                           (B)    any Restricted Payment (including any
                  Dividend) if, after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

                  (o)      AMENDMENTS TO CERTAIN DOCUMENTS.

                           (i) Neither AFC nor the Borrower shall amend, supplement, amend and restate, or otherwise modify any Transaction Document or the Borrower's articles of incorporation or by-laws, except (A) in accordance with the terms of such document, instrument or agreement and (B) with the advance written consent of the Lender.

                           (ii) AFC shall not enter into or otherwise become bound by, any agreement, instrument, document or other arrangement that restricts its right to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

                  (p)      INCURRENCE OF  INDEBTEDNESS.  The Borrower  shall not
(i) create, incur or permit to exist, any Debt or liability or (ii) cause or permit to be issued for its account any letters of credit or bankers' acceptances, except for Debt incurred pursuant to the Company Note and liabilities incurred pursuant to or in connection with the Transaction Documents or otherwise permitted therein.

                  (q) PERFORMANCE AND COMPLIANCE WITH TRANSACTION DOCUMENTS. Each of AFC and the Borrower shall, at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Isuzu Loan Documents and the other Transaction Documents to which it is a party.

                  (r) ENFORCEMENT. Each of AFC and the Borrower shall maintain in effect each of the Isuzu Loan Documents, diligently and promptly enforce its respective rights thereunder and take all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all material terms, covenants and conditions of the Isuzu Loan Documents, including the prompt payment of all principal and interest payments, administrative fees and all other amounts due under the Isuzu Loan Documents.

                                    EXHIBIT V

                                EVENTS OF DEFAULT


         Each of the following shall be a "Event of Default":

                  (a) Any Person which is the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall remain unremedied for five (5) Business Days after notice to the Servicer; or

                  (b) The Borrower shall fail (i) to transfer to any successor Servicer when required any rights, pursuant to the Agreement, which the Borrower then has with respect to the servicing of the Receivables, or (ii) to make any payment required under the Agreement, and in either case such failure shall remain unremedied for five (5) Business Days after notice; or

                  (c) Any representation or warranty made or deemed made by the Borrower or the Servicer (or any of their respective officers) under or in connection with the Agreement or any information or report delivered by the Borrower or the Servicer pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; PROVIDED, HOWEVER, if the violation of this PARAGRAPH (c) by the Borrower or the Servicer may be cured without any potential or actual detriment to the Lender, the Borrower or the Servicer, as applicable, shall have 30 days from the earlier of (i) such Person's knowledge of such failure and (ii) notice to such Person of such failure to so cure any such violation before an Event of Default shall occur so long as such Person is diligently attempting to effect such cure; or

                  (d) The Borrower or the Servicer shall fail to perform or observe any other material term, covenant or agreement contained in the Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after the earlier of (i) such Person's knowledge of such failure and (ii) notice to such Person of such failure (or, with respect to a failure to deliver a Portfolio Certificate pursuant to the Agreement, such failure shall remain unremedied for five days); or

                  (e) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Debt of either the Borrower, AFC Funding Corporation or AFC, or a default shall occur in the performance or observance of any obligation or condition with respect to such Debt if the effect of such default is to accelerate the maturity of any such Debt and the Debt with respect to which non-payment and/or non-performance shall have occurred exceeds, at any point in time, with respect to the Borrower, AFC Funding Corporation or AFC, $1,000,000 in the aggregate for all such occurrences; or

                  (f) The Agreement or any Loan pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) cease to create with respect to the Collateral, or the interest of the Lender with respect to such items shall cease to be, a valid and enforceable first-priority, perfected security interest, free and clear of any Adverse Claim; or

                  (g) AFC, Allete or Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against AFC, Allete or Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or AFC, Allete or Borrower shall take any corporate action to authorize any of the actions set forth above in this PARAGRAPH (g); or

                  (h)      A Change in Control shall occur; or

                  (i) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any assets of the Borrower, AFC Funding Corporation or AFC and such lien shall not have been released within ten Business Days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of Borrower, AFC Funding Corporation or AFC; or

                  (j) The AFC Financed Amount shall be less than $5,000,000 or the Tangible Net Worth of AFC shall be less than the lesser of (i) $24,000,000, or (ii) an amount equal to the sum of (x) $12,000,000 and (y) 50% of the sum of the net income of AFC for each fiscal quarter that net income was positive commencing with the fiscal quarter ending on March 31, 1997; or

                  (k) At any time, the sum of (i) all of AFC's Debt (including intercompany loans), (ii) the Total Outstanding Principal, and (iii) the outstanding balance of any other non-recourse transaction is greater than the product of (x) 8.5 and (y) the total stockholder's equity in AFC as determined quarterly; or

                  (l) Any material adverse change shall occur in the reasonable business judgment of the Lender in the collectibility of the Receivables or the business, operations, property or financial condition of AFC, AFC Funding Corporation or the Borrower; or

                  (m) Any Purchase and Sale Termination Event or Isuzu Event of Default shall occur (taking into account any applicable cure periods or grace periods provided for in the Purchase and Sale Agreement or the Isuzu Loan Documents, but without regard to whether or not such event is waived by any party which may be authorized to do so).

                                   EXHIBIT VI

                              PORTFOLIO CERTIFICATE


                                   EXHIBIT VI
                          FORM OF PORTFOLIO CERTIFICATE

AFC AIM CORPORATION
PORTFOLIO CERTIFICATE

CERTIFICATE DATE:

                                        LOAN ROLLFORWARD                 APC INVESTED AMOUNT
Beginning Balance                       $          -                     $          -
Additions                               $          -                     $          -
Principal Repayments                    $          -                     $          - GREATER THAN $5MM
Ending Balance                          $          -                     $          -

Available Borrowing Base                $          -

CREDIT ACCOUNT ROLLFORWARD
Beginning Balance                       $          -
AFC Invested Amount Repayments          $          -  Support for
                                                      AFC's Invested
                                                      Amount Attached
Reductions                              $          -
Ending Balance                          $          -


FINANCING DATE:

Market Value of Vehicle Pool            $          -  Financed Vehicle
                                                      Pool Advance Rate
                                                      Recap Attached
AFC AIM Advance (75% of MV)             $          -

New Cash Invested by AFC                $          -
Credit Account Reclaimed                $          -  Percentage
Total AFC Invested Amount Increase      $          -
Adds to BMO's Invested Amount           $          -

Number of Vehicles                                 -
Floorplan Fees Earned                   $          -

CURRENT PORTFOLIO DETAILS

Number of Cars Outstanding                         -
Loan Balance                            $          -

Overcollateralization                   $          -
Overcollateralization Percentage

Cash Balance + Investments              $          -

                                                                         Percent
MARKET VALUE TESTS                                                       Increase      FUNDING
Date of most current Black Book                       Max. Black Book   (Decrease)  RESTRICTIONS?
Rodeo LS 4x2                            $          -  $              -       -
Rodeo LS 4x4                            $          -  $              -       -
Trooper S 4x4                           $          -  $              -       -


                                   SCHEDULE I

                                   TRADE NAMES

                                      None.










                                 Schedule I - 1

                                   SCHEDULE II

                                   TAX MATTERS

                                      None.










                                 Schedule II - 1

                                     ANNEX A

                            FORM OF BORROWING NOTICE

                                                                [DATE OF NOTICE]

BANK OF MONTREAL
115 S.  LaSalle Street
Floor 11W
Chicago, Illinois 60603
Attention: Denise Jirak
Phone number: (312) 750-4366

Re:      NOTICE OF BORROWING

Ladies and Gentlemen:

         Please refer to the Loan and Servicing Agreement, dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "LOAN AND SERVICING AGREEMENT") among AFC AIM Corporation, as borrower (the "BORROWER"), Automotive Finance Corporation, as the initial servicer (the "SERVICER") and the Bank of Montreal, as lender (the "LENDER").

         The undersigned, on behalf of the Borrower, hereby gives notice pursuant to SECTION 1.2(a) of the Loan and Servicing Agreement and requests that a Loan be made to the Borrower as follows:

         1.   Borrowing date:
                                                      ------------------
         2.   Aggregate amount of Loan:              $
                                                      ------------------
         3.   Term of Loan
                                                      ------------------

         As an inducement to the Lender to make the Loan described above, the Servicer, on its own behalf and on behalf of the Borrower, hereby certifies to the Lender that each of the conditions precedent to the making of the Loan set forth in EXHIBIT II to the Loan and Servicing Agreement have been satisfied.

                                     AUTOMOTIVE FINANCE CORPORATION, as Servicer


                                     By:
                                         ---------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------



                                 Annex A - 1